SEVERANCE AGREEMENT

UNBRIDLED ENERGY CORPORATION
AND
J. MICHAEL SCUREMAN

TABLE OF CONTENTS

1.	INTERPRETATION		2
	1.1	Definitions	2
	1.2	Governing Law	6
	1.3	Interpretation	6
	1.4	Scope of Agreement	7
2.	SEVERANCE ARRANGEMENTS		7
	2.1	Termination of Employment After Change of Control	7
	2.2	Severance Payment	7
	2.3	Benefits	8
	2.4	Attaining Age 65	8
	2.5	No Mitigation	8
	2.6	Designation of Beneficiary	8
	2.7	Officers' and Directors' Insurance	9
	2.8	Disputed Terminations	9
	2.9	Full Settlement	9
	2.10	Accelerated Vesting	10
3.	ARBITRATION		10
	3.1	Disputes	10
	3.2	Arbitration Proceedings	10
4.	GENERAL		11
	4.1	Further Assurances	11
	4.2	Legal Expenses	11
	4.3	Tax-Effective Payments	11
	4.4	Withholdings	11
	4.5	Notice	11
	4.6	Severability	12
	4.7	Submission to Jurisdiction	12
	4.8	Other Agreements	12
	4.9	Time of Essence	13
	4.10	Amendments	13
	4.11	Burden and Benefit	13
	4.12	Independent Legal Advice	13

SEVERANCE AGREEMENT

THIS AGREEMENT made as of 14th day of April, 2009

BETWEEN:

UNBRIDLED ENERGY CORPORATION, a British Columbia company, having its registered and records office at Suite 3000 — 1055 West Georgia Street, Vancouver, B.C. V6E 3R3

(the "Company")

AND:

J. MICHAEL SCUREMAN, of 1250 Montclair Drive, Pittsburgh, PA, 15241

(the "Executive")

WHEREAS:

A.

The Executive is an executive officer of the Company and/or one or more of the Company's affiliates, and is considered by the Board of Directors to be a valued employee with special skills and abilities who has acquired an extensive background in and knowledge of the Company's business and the industry in which the Company is engaged;

B.

The Board of Directors recognizes that it is essential and in the best interests of the

Company and its shareholders that the Company retain and encourage the continuing service and dedication to the Company of the Executive, without distraction caused by the uncertainties, risks and potentially disturbing circumstances that could arise from a possible change of control of the Company;

C.

The Board of Directors further recognizes that in a change of control or proposed change of control situation it is important that key executives and employees be focused on dealing with the change of control or proposed change of control in the best interests of shareholders of the Company without regard to the effect any particular change of control may have on their continued employment and that, during this process, it is also important that key executives and employees remain focused on managing activities related to the change of control and that this is more likely if the uncertainties, risks and potentially disturbing circumstances regarding their own employment are minimized;

D.

The Board of Directors further believes that it is in the best interests of the Company and its shareholders, in the event of a change of control of the Company, to attempt to ensure a successful transition, maintain the performance of the Company and maximize shareholder value;

E.

The Board of Directors further believes that the past service of the Executive to the

Company requires that the Executive receive fair treatment in the event of a change of control of the Company; and

F.

In order to induce the Executive to remain in the employ of the Company and/or one or more affiliates of the Company, the Company has agreed to provide to the Executive severance benefits consisting of a lump sum severance payment and other benefits set forth in this Agreement in the event the Executive's employment with the Company and those of its affiliates that employ the Executive is terminated subsequent to a change of control under the circumstances described below.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

1.

INTERPRETATION

1.1

Definitions

In this Agreement:

(a)

"acting jointly or in concert" has the meaning given to it in the Securities Act (British Columbia);

(b)

“affiliate" has the meaning given to it in the Business Corporations Act (British Columbia);

(c)

"Annual Base Salary" means the aggregate annual salary payable to the Executive by the Company and its affiliates but, for greater certainty, excludes any bonuses, reimbursement of expenses or expense allowances;

(d)

"Annual Bonus Amount" means the amount determined by multiplying (A) the average of the Bonus Percentages for the last three Qualifying Years preceding the Year in which the date of termination of employment occurs by (B) the Annual Base Salary at the highest rate in effect during the twelve months ending the date of termination of employment;

(e)

"Annual Compensation Amount" means the aggregate of:

(1)

the Annual Base Salary at the highest rate in effect during the 12 months sending on the date of termination of employment; and

(2)

the Annual Bonus Amount;

(f)

"Board of Directors" means the board of directors of the Company;

(g)

"Bonus Percentage" means, for any Year, the aggregate of all bonuses paid to the Executive by the Company and its affiliates in respect of such Year, expressed as a percentage of the Annual Base Salary at the highest rate in effect during such Year;

(h)

"Business Day" means a day which is not a Saturday or Sunday or a day observed as a holiday under the laws of the Province of British Columbia;

(f)

"Change of Control" means the occurrence of any of the following events:

(1)

any individual, corporation, partnership, trust or association is or becomes the beneficial owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Shares of the Company; or

(2)

individuals who on a particular date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election to the Board of Directors by the Company's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on such date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Director of the Company then in office (a "Change in Board Majority"), and a an individual, corporation, partnership, trust or association has become, at any time during the 120 days before the Change in Board Majority, the ultimate beneficial owner of more than 33 1/3% of the Voting Shares of the Company determined on a fully-diluted basis; or

(3)

there is consummated either a merger, consolidation, reorganization, share exchange or issuance of securities involving the Company (each a "Business Combination") unless, immediately after such Business Combination:

(A)

the Company is the surviving person, or the person formed by such amalgamation or consolidation, or into which the Company is merged, is a corporation;

(B)

immediately after giving effect to such transaction more than 50% of the Voting Shares of the Company or the corporation resulting from such amalgamation or consolidation, or into which the Company is merged, as the case may be, are beneficially owned, directly or indirectly, by persons who held more than 50% of the Voting Shares of the Company immediately before giving effect to such transaction; and

(C)

if applicable, within 21 days after receipt by such corporation from the Executive of written request therefor, the corporation formed by such amalgamation or consolidation, or into which the Company is merged, expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if such transaction did not occur; or

(4)

beneficial ownership of all or substantially all of the undertaking of the Company is sold, transferred or otherwise disposed of or distributed by the Company over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement, other than by reason of a Business Combination or where:

(A)

such assets are disposed of to a corporation and immediately after giving effect to such disposition more than 50% of the Voting Shares of such corporation are beneficially owned, directly or indirectly, by the Company or persons who held more than 50% of the Voting Shares of the Company immediately before giving effect to such disposition and such corporation offers to continue to employ the Executive on substantially the same terms and conditions as previously in effect (including the terms and conditions of this Agreement) from the effective date of such disposition;

(B)

concurrently with such disposition, the Company obtains replacement assets for the assets disposed of; or

(C)

concurrently with such disposition, the assets disposed of are leased back to the Company;

and beneficial ownership will take into account and will include beneficial ownership within the meaning of Section 1(4) of the Securities Act; or

(5)

proceedings are commenced by the Company to seek its reorganization, arrangement or the composition or readjustment of its debt or to obtain relief in respect of the Company, in each instance, under any law relating to bankruptcy, insolvency or reorganization; or

(6)

the Board of Directors adopts a resolution to the effect that, for the purposes of this Agreement, a Change of Control has occurred;

(j)

"Disability" means:

(1)

the making of a declaration by a court of competent jurisdiction that the Executive is incapable of managing his own affairs by reason of mental infirmity or the appointment of a committee to manage his affairs; or

(2)

the Executive becoming incapacitated by accident or ill health or otherwise prevented from performing his duties with the Company and its affiliates for an aggregate period of six months in any 12-month period unless approval for any longer absence is obtained from the Board of Directors;

(k)

"Excluded Termination" means a termination by the Company and its affiliates of the Executive's employment with the Company and/or those of its affiliates that, immediately prior to the termination, employ the Executive:

(1)

for Just Cause;

(2)

as a result of the Disability or death of the Executive; or

(3)

by reason of the Executive having retired from the Company and its affiliates after attaining the age of 65 years;

(I)

"Just Cause" means the occurrence of any of the following events:

(1)

the wilful and continued failure by the Executive to substantially perform his duties as an employee of the Company and its affiliates after demand for substantial performance is delivered by the Company or an affiliate of the Company that specifically identifies the manner in which the Company, or the applicable affiliate of the Company, believes the Executive has not substantially performed such duties;

(2)

the wilful engaging by the Executive in misconduct which is materially injurious to the Company or any of its affiliates, monetarily or otherwise;

or

(3)

the Executive ceasing to be legally qualified to act as an officer of the Company or any affiliate of the Company;

provided that no act, or failure to act, on the Executive's part will be considered "willful" if done or omitted to be done by him in good faith and with reasonable belief that such act, or failure to act, was in the best interests of the Company and its affiliates;

(m)

"Parties" means the parties to this Agreement and "Party" means any one of them;

(n)

"person" includes any individual, firm, company, corporation, body corporate, partnership, joint venture, association, syndicate, trust, unincorporated organization, governmental entity or other entity;

(o)

"Qualifying Year" means a complete Year for which the Executive was eligible to receive a bonus from the Company, and/or one or more of its affiliate, other than any such Year for which the Executive did not receive a bonus solely by reason of the failure of the Company or one its affiliates to review the performance of the Executive;

(p)

"Securities Act" means the Securities Act (British Columbia);

(q)

"Voting Shares" means any securities of a company ordinarily carrying the right to vote at elections of directors of such company, provided that if any such security shall at any time carry the right to cast more than one vote for the election of directors, such security shall, when and so long as it carries such night, be considered for the purposes of this Agreement to constitute and be such number of securities of such company as is equal to the number of votes for the election of directors that may be cast by its holder; and

(r)

"Year' means a calendar year ending on December 31.

1.2

Governing Law

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia.

1.3

Interpretation

For the purposes of this Agreement, except as otherwise provided:

(a)

"this Agreement" means this agreement as it may from time to time be supplemented or amended and in effect;

(b)

all references in this Agreement to "Sections" and other subdivisions are to the designated Sections and other subdivisions of this Agreement;

(c)

the words "herein", "hereof, "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(d)

the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(e)

the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or is not exclusive and the word "including" is not limiting whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto;

(f)

where the time for doing an act falls or expires on a day other than a Business Day, the time for doing such act is extended to the next day which is a Business Day;

(g)

any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force from time to time and any statute or regulation that has the effect of supplementing or superseding such statute or regulation; and

(h)

all monetary or dollar amounts are stated and are to be paid in lawful currency of Canada.

1.4

Scope of Agreement

The Parties intend that this Agreement set out certain of their respective rights and obligations on the termination of the Executive's employment with the Company and its affiliates in certain circumstances as set out in this Agreement. This Agreement does not purport to provide for any other terms of the Executive's employment with the Company or its affiliates, or to contain all of the Parties' respective rights and obligations on the termination of the Executive's employment with the Company or its affiliates.

2.

SEVERANCE ARRANGEMENTS

2.1

Termination of Employment After Change of Control

If:

(a)

the employment of the Executive with the Company and its affiliates is terminated by the Executive within 12 months after the date of a Change of Control; or

(b)

the employment of the Executive with the Company and its affiliates is terminated by the Company within 12 months after the date of a Change of Control (unless such termination is an Excluded Termination);

then the provisions of this Section 2 shall apply.

2.2

Severance Payment

Subject to Sections 2.5 and 4.4, in the event of a termination of the Executive's employment in the circumstances described in Section 2.1(a) or 2.1(b), the Executive shall be entitled to receive and the Company shall pay (or shall cause its responsible affiliates to pay) to the Executive, within 10 Business Days after the date of such termination of employment, a lump sum cash amount equal to the aggregate of the following:

(a)

as severance, (i) 1.0 times the Annual Compensation Amount, plus (ii) one month of compensation for every year of service; provided severance shall not exceed a maximum of 18 months; and

(b)

in lieu of bonus for the Year in which the date of such termination of employment occurs, the amount determined by multiplying (i) the Annual Bonus Amount by (ii) the fraction obtained by dividing the number of whole months which have elapsed in such Year prior to and including the date of such termination of employment by 12.

2.3

Benefits

In the event that the Executive is entitled to a payment pursuant to Section 2.2, the Executive shall continue to receive and the Company shall continue (or shall cause its responsible affiliate to continue) to provide or cause to be provided to the Executive, until the expiration of the 1.0 year period, plus one month of compensation for every year of service up to a maximum of 18 months, commencing on the date of termination of employment, all management benefits and perquisites on the scale provided by the Company and its affiliates to the Executive as at the date of termination of employment with the same effect as if the Executive were employed by the Company and its affiliates throughout such period with such benefits and perquisites or, if the Executive's participation in or enjoyment of any of such benefits or perquisites is not possible, the Company shall provide (or shall cause its responsible affiliate to provide) the Executive as far as reasonably possible with benefits and perquisites substantially similar to those to which the Executive was entitled. The Executive may, within 30 days after the date of termination of employment, elect to be paid a sum equal to the Company's and its affiliates' costs of providing such perquisites and benefits in lieu thereof.

2.4

Attaining Age 65

In the event the Executive attains the age of 65 prior to the expiration of 18 months from the date of the termination of the Executive's employment in the circumstances described in Section 2.1(a) or 2.1(b), the Executive will only be entitled to compensation pursuant to Sections 2.2(a) and 2.3 for the period commencing on the date of such termination of employment and ending the day on which the Executive attains the age of 65.

2.5

No Mitigation

The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer or otherwise after the date of termination of the Executive's employment with the Company and its affiliates.

2.6

Designation of Beneficiary

In the event that the Executive dies prior to the satisfaction of all of the obligations of the Company and its affiliates under the terms of this Agreement, any remaining amounts payable to the Executive by the Company and its affiliates shall be paid to the person or persons previously designated by the Executive to the Company for such purposes. Any such designation of beneficiaries shall be made in writing, signed by the Executive and dated and filed with the Secretary of the Company. In the event that no designation is made, all such remaining amounts shall be paid by the Company (or the responsible affiliate) to the estate of the Executive.

2.7

Officers' and Directors' Insurance

If the Executive is covered by officers' and directors' liability insurance maintained by the Company or its affiliates at the time of a termination of the Executive's employment in the circumstances described in Section 2.1(a) or 2.1(b), the Company shall maintain (or shall cause the responsible affiliate to maintain), to the extent available on reasonable commercial terms and permitted by law, officers' and directors' liability insurance covering the Executive on a three-year "trailing" or "run-off' basis on terms no less favourable to the Executive than such insurance in terms of coverage and amounts. If such a trailing policy is not obtained or maintained by the Company or its affiliates then, for three years after the date of termination of the Executive's employment, the Company shall maintain (or shall cause its affiliates to maintain), to the extent available on reasonable commercial terms and permitted by law, the officers' and directors' liability insurance maintained by the Company and its affiliates on the date of termination of the Executive's employment or equivalent insurance covering the officers and directors of the Company and its affiliates who are covered by such insurance with respect to actions and omissions occurring prior to the date of termination of the Executive's employment on terms no less favourable to the Executive than such insurance in terms of coverage and amounts. The Company will also continue (or will cause its affiliates to continue) to indemnify the Executive to the extent provided by the articles of the Company and indemnification agreements to which the Company or its affiliates may, at the date of termination of the Executive's employment, be a party with respect to actions or omissions occurring prior to the date of termination of the Executive's employment.

2.8

Disputed Terminations

A purported termination of the Executive's employment with the Company and its affiliates by the Company and its affiliates for Just Cause will be deemed to have been proper unless, within 30 days after the Company or one of its affiliates delivers to the Executive notice of such termination, the Executive disputes such termination by delivering notice thereof to the Company.

2.9

Full Settlement

Notwithstanding Section 1.4 and the severance provisions of any employment agreement between the Executive and the Company, in the event that the Executive is entitled to a payment pursuant to Section 2.2, neither the Company nor its affiliates will have any obligation to the Executive in respect of the termination of the Executive's employment with the Company and its affiliates or for any bonus for the Year in which the date of termination of employment occurs other than as provided in this Agreement and the satisfaction or fulfillment by the Company and its affiliates of their obligations under this Agreement will constitute full settlement of any claim under law or in equity that the Executive might otherwise assert against the Company and any of its affiliates or any other person on account of such termination of employment or for any bonus for the Year in which the date of termination of employment occurs.

2.10

Accelerated Vesting

In the event that the Executive is entitled to a payment pursuant to Section 2.2, then, except as otherwise provided for in this Agreement, or as prohibited by stock exchange policies, securities laws applicable to the Company or its affiliates, or agreements between the Company or its affiliates with third-party providers of employment benefits, any and all unvested rights and entitlements of the Executive in or to securities issued or granted to the Executive by the Company or its affiliates under equity-based compensation programs, pension benefits, and deferred compensation plans will immediately and fully vest.

3.

ARBITRATION

3.1

Disputes

Any dispute arising between the Parties as to whether a termination of the Executive's employment with the Company or any of its affiliates by the Company or the applicable Company affiliate for Just Cause, or as to the amount of any payment to be made to the Executive pursuant to Section 2, will be settled by arbitration in accordance with the provisions of Section 3.2.

3.2

Arbitration Proceedings

(a)

Whenever any arbitration is permitted or required hereunder, arbitration proceedings will be commenced by the Party desiring arbitration giving notice to the other Party specifying the matter to be arbitrated and requesting an arbitration thereof. Such arbitration will be carried out under the Commercial Arbitration Act (British Columbia) by a single arbitrator agreed to by the Parties. The place of arbitration will be Vancouver, British Columbia. If the Parties are unable to agree upon an arbitrator within 10 days after delivery of such notice, either of them may make application to court for appointment of an arbitrator. The Parties acknowledge and agree that it is their intention that the arbitration will be conducted, and the determination of the arbitrator will be made and communicated in writing to the Parties, as expeditiously as possible.

(b)

In the event of the failure, refusal or inability of an arbitrator to act, or to continue to act, a new arbitrator will be appointed in his stead, which appointment will be made in the same manner as hereinbefore provided.

(c)

The decision of the arbitrator will be final and binding upon the Parties and not subject to appeal. An arbitrator will have the authority to assess the costs of the arbitration against either or both of the Parties provided, however, that each Party will bear its own witness fees. An arbitrator will have access to all books and records relating to the matter in dispute and the Parties will co-operate with the arbitrator and provide all information reasonably requested by the arbitrator.

4.

GENERAL

4.1

Further Assurances

Each of the Parties agrees to do or execute or cause to be, done or executed all such further and other things, acts, deeds, documents, assignments and assurances as may be necessary or reasonably required for the purpose of assuring and conferring on the Executive the rights hereby created or intended and of giving effect to and carrying out the intent and purpose of this Agreement fully and effectually or facilitating the performance of the terms of this Agreement.

4.2

Legal Expenses

The Company will pay (or will cause one of its affiliates to pay), or reimburse the Executive for, all reasonable legal fees and disbursements which the Executive may incur in connection with the negotiation or enforcement of this Agreement or as a result of the Company or its affiliates contesting the validity or enforceability or the Executive's interpretation of, or determinations under, this Agreement (including all reasonable legal fees and disbursements which the Executive may incur in connection with any arbitration proceedings under this Agreement).

4.3

Tax-Effective Payments

The Company shall cooperate (and shall cause its affiliates to cooperate) with the Executive in implementing any plan the Executive may put forward to structure the payment or payments provided for in this Agreement in the manner most advantageous to the Executive with respect to the provisions of the Income Tax Act (Canada) or similar legislation in place in the jurisdiction of the Executive's residence provided neither the Company nor its affiliates will incur additional costs in connection therewith and further provided that, in the reasonable judgment of the Company, there is no potential adverse consequence to the Company or its affiliates in so doing.

4.4

Withholdings

Notwithstanding anything to the contrary herein, all payments required to be made by the Company or any of its affiliates hereunder will be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company or its affiliates may reasonably determine it should withhold pursuant to any applicable law or regulation.

4.5

Notice

Any notice, election or designation to be given by either Party to the other Party pursuant to this Agreement will be in writing and will be personally delivered or telecopied to at the following address:

(a)

if to the Company or an affiliate of the Company:

Unbridled Energy Corporation 301-2100 Georgetowne Drive Sewickley, Pennsylvania

USA 15143

Attention: Chairman

Fax: 724-934-2355

(b)

if to the Executive:

1250 Montclair Drive Pittsburgh, PA 15241

Either Party may change its address for giving notices, elections or designations from time to time by notice given in accordance with the foregoing and any subsequent notice, election or designation will be delivered or telecopied to the changed address.

4.6

Severability

Each provision of this Agreement is declared to constitute a separate and distinct covenant and provision and to be severable from all other such separate and distinct covenants and provisions. If any covenant or provision of this Agreement is determined to be void or unenforceable in whole, or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

4.7

Submission to Jurisdiction

Any litigation based hereon, or arising out of, under or in connection with this Agreement shall be brought and maintained exclusively in the courts of the Province of British Columbia. Each Party hereby irrevocably submits to the jurisdiction of the courts of the Province of British Columbia in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

4.8

Other Agreements

Except as provided for in Section 2.9, this Agreement is in addition to, and will not replace, supersede or otherwise affect the provisions of, any written or oral agreement or understanding between the Parties with respect to the Executive's employment with the Company and its affiliates, which will remain in full force and effect; provided that, in the event of conflict or inconsistency between the terms of this Agreement and any other agreement or understanding between the Parties, the terms of this Agreement will prevail.

4.9

Time of Essence

Time will be of the essence of this Agreement.

4.10

Amendments

No amendment or addition to this Agreement shall be effective unless made in writing and properly executed by the Parties.

4.11

Burden and Benefit

This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Executive and his heirs, executors, administrators and legal and personal representatives.

4.12

Independent Legal Advice

The Executive acknowledges and agrees that the Company and its affiliates have recommended that the Executive obtain independent legal advice with respect to the subject matter of this Agreement and, further, the Executive hereby represents and warrants to the Company and its affiliates that the Executive has sought such independent legal advice or hereby waives the right to obtain such advice.

IN WITNESS WHEREOF the Parties have executed this Agreement.

THE CORPORATE SEAL OF

)

UNBRIDLED ENERGY CORPORATION

)

was hereunto affixed in the presence of:

)

)

)

)

C/S

SIGNED, SEALED AND DELIVERED by	)
J. MICHAEL SCUREMAN in the presence	)
of:	)
Tiffany L. Neckerman	)
Name	)
415 Charlotte Drive	)
Address	)
Pittsburgh, PA 15236)
)
Staff Accountant	)
Occupation	)
)